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                                                                      EXHIBIT 5
                                                                      ---------

                       Armstrong, Teasdale, Schlafly & Davis
                 A Partnership Including Professional Corporations
                              Attorneys and Counselors
                        One Metropolitan Square, Suite 2600
                          St. Louis, Missouri  63102-2740
                                   (314) 621-5070
                                Fax: (314) 621-5065
                                                          Kansas City, Missouri
                                                           Belleville, Illinois
                                                                 Olathe, Kansas
                                  February 3, 1997



Board of Directors
Mississippi Valley Bancshares, Inc.
700 Corporate Plaza Drive
St. Louis, Missouri   63105

Gentlemen:

      In our capacity as counsel for Mississippi Valley Bancshares, Inc., a Missouri corporation (the "Company"), we have examined the Registration Statement on Form S-8 (the "Registration Statement") in form as proposed to be filed by the Company with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended, on or about February 4, 1997 relating to up to 200,000 shares of common stock, par value $1.00 per share (the "Company Common Stock"), to be offered by the Company pursuant to the Registration Statement in connection with the Company's 1991 Stock Option Plan (Five-Year Options) (the "Plan"). In this connection, we have examined such records, documents and proceedings as we deem relevant and necessary as a basis for the opinion expressed herein.

      Upon the basis of the foregoing, we are of the opinion that the shares of Company Common Stock referred to above, to be sold by the Company, to the extent actually issued for purposes of the Plan, will have been duly and validly authorized and issued and will be fully paid and non-assessable shares of the Company.

      We hereby consent to filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement.

                                    Very truly yours,

                                    s/ARMSTRONG, TEASDALE, SCHLAFLY & DAVIS